UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2018

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX (Address of principal executive offices)	75013 (zip code)

(972) 881-2900
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01Entry into a Material Definitive Agreement

Amendment to Rights Agreement

On June 27, 2018, the Company and Computershare Inc., successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), a Delaware corporation, as successor to ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent (the “Rights Agent”), entered into Amendment No. 7 to Rights Agreement (the “Amendment”). The Amendment amends the Rights Agreement, dated as of June 8, 2000, between the Company and the Rights Agent, as amended by Amendment No. 1 thereto dated as of May 30, 2008, Amendment No. 2 thereto dated as of May 24, 2010, Amendment No. 3 thereto dated as of July 2, 2010, Amendment No. 4 thereto dated as of May 15, 2013, Amendment No. 5 thereto dated as of June 18, 2015 and Amendment No. 6 thereto dated as of July 28, 2015 (as amended, the “Rights Agreement”).

A summary of the material terms of the Rights Agreement, as amended by the Amendment, together with the full text of the Rights Agreement, and each of Amendments Nos. 1 to 6 thereto, is set forth in the Company’s Proxy Statement dated May 18, 2018 and incorporated herein.

ITEM 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Form 8-K under the heading “Amendment to Rights Agreement” is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.Exhibit

4.1	Amendment No. 7 to Rights Agreement, dated as of June 27, 2018 between the Company and Computershare Inc., as rights agent.

EXHIBIT INDEX

Exhibit No.Exhibit

4.1	Amendment No. 7 to Rights Agreement, dated as of June 27, 2018 between the Company and Computershare Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.
Dated: June 28, 2018	By:	/s/ Thomas J. Madden
Thomas J. Madden Executive Vice President and Chief Financial Officer